As filed with the Securities and Exchange Commission on October 29, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Loma Negra Compañía Industrial Argentina Sociedad Anónima

(Exact name of registrant as specified in its charter)

Republic of Argentina	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Loma Negra C.I.A.SA. Cecilia Grierson 355, 4th Floor Ciudad Autónoma de Buenos Aires Argentina	C1107CPG
(Address of Principal Executive Offices)	(Zip Code)

Loma Negra Compañía Industrial Argentina Sociedad Anónima Share Incentive Program

Loma Negra Compañía Industrial Argentina Sociedad Anónima Share Incentive Program Subject to TSR

(Full title of plans)

COGENCY GLOBAL INC.

122 East 42nd Street, 18th Floor

New York, NY 10168

(Name and address of agent for service)

+1 (800) 221-0102

(Telephone number, including area code, of agent for service)

Copies to:

John Guzman

Maia Gez

Scott Levi

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

Tel: (212) 819-8200

Fax: (212) 354-8113

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)(3)	Proposed maximum offering price per share(4)	Proposed maximum aggregate offering price(4)	Amount of registration fee
Ordinary Shares, par value Ps.0.10 (the “Ordinary Shares”)	500,000	$7.08	$3,540,000	$328.16

(1)

Consists of up to 275,000 Ordinary Shares issuable under the Loma Negra Compañía Industrial Argentina Sociedad Anónima Share Incentive Program and up to 225,000 Ordinary Shares issuable under the Loma Negra Compañía Industrial Argentina Sociedad Anónima Share Incentive Program Subject to TSR (together, the “Plans”).

(2)

Represents 500,000 Ordinary Shares issuable in the aggregate under the Plans, which may be represented by American depository instruments, namely, American Depository Shares (“ADS”) representing five ordinary shares. ADSs issuable upon deposit of ordinary shares registered hereby were registered pursuant to a separation Registration Statement on Form F-6 (File No. 333-220979).

(3)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also includes an indeterminate number of additional shares that become issuable under the Plans as a result of anti-dilution provisions described therein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration leading to an increase in the number of outstanding shares.

(4)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act based upon the average of the high and low prices ($6.99-$7.17) of the Registrant’s Ordinary Shares as reported on the New York Stock Exchange on October 26, 2021.

EXPLANATORY NOTE

Loma Negra Compañía Industrial Argentina Sociedad Anónima (the “Registrant”) is filing with the Securities and Exchange Commission (the “Commission”) this registration statement on Form S-8 (this “Registration Statement”) to register under the Securities Act of 1933, as amended (the “Securities Act”) 500,000 Ordinary Shares, par value Ps.0.10 (the “Ordinary Shares”), of the Registrant issuable in the aggregate pursuant to the Loma Negra Compañía Industrial Argentina Sociedad Anónima Share Incentive Program and the Loma Negra Compañía Industrial Argentina Sociedad Anónima Share Incentive Program Subject to TSR (together, the “Plans”). As previously disclosed by the Registrant, pursuant to the terms of the Plans, all the Ordinary Shares so offered will be acquired at the expense of the Registrant on the open market or in private transactions in accordance with the share repurchase plan previously approved by the Registrant’s board of directors. Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers any additional Ordinary Shares of the Registrant that become issuable under the Plans as a result of anti-dilution provisions described therein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding Ordinary Shares of the Registrant.

In all cases, the Ordinary Shares may be represented at the Registrant’s discretion by American depository instruments, namely, American Depository Shares (“ADS”) representing five Ordinary Shares.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*

As permitted by Rule 428 under the Securities Act, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I of this Registration Statement will be sent or given to each participant in the Incentive Plan as may be required by Rule 428(b). Such documents are not required to be and are not being filed with the Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof and including the statement in the preceding sentence. The written statement to participants will also indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b) and will include the address and telephone number to which the request is to be directed.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference in this Registration Statement the following:

•	the Registrant’s Annual Report on Form 20-F filed with the Commission on April 30, 2021;

•

the International Financial Reporting Standards financial information contained in the Registrant’s Reports of Foreign Private Issuer on Form 6-K furnished to the Commission on June  9, 2021 and August 27, 2021 (File No. 001-38262, Film No. 211219857);

•

the Registrant’s Reports of Foreign Private Issuer on Form 6-K furnished to the Commission on August 11, 2021 (File No. 001-38262, Film No.  211164227), August 16, 2021, August  23, 2021, August 27, 2021 (File No. 001-38262, Film No.  211219994), September 7, 2021, September  24, 2021, October  5, 2021, October 7, 2021, October  12, 2021, October 18, 2021 and October 25, 2021; and

•	the description of the Registrant’s Ordinary Shares contained in Item 1 of the Registrant’s Registration Statement on Form 8-A12B filed with the Commission on October 26, 2017.

In addition to the foregoing, all documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, to the extent specifically designated therein, Reports of Foreign Private Issuer on Form 6-K furnished by the Registrant to the Commission, in each case, subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under this Registration Statement have been sold, or deregistering all securities then remaining unsold, are also incorporated herein by reference and shall be a part hereof from the date of the filing or furnishing of such documents.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Neither the laws of Argentina nor our bylaws or other constitutive documents provide for indemnification of our directors or officers. The activities of the Registrant’s officers are regulated by Argentine labor law. The Registrant maintains directors’ and officers’ liability insurance covering the Registrant’s directors and executive officers with respect to general civil liability, which he or she may incur in his or her capacity as such.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description of Documents
4.1	Bylaws of the Registrant, as of April 16, 2020 (incorporated by reference to Exhibit 1.1 to the Registrant’s Annual Report on Form 20-F (File No. 001-38262) filed on April 30, 2020).

4.2	Deposit Agreement dated as of November 3, 2017 (incorporated by reference to Exhibit 2.1 to the Registrant’s Annual Report on 20-F (File No. 001-38262) filed on April 27, 2018).

4.3	Loma Negra Compañía Industrial Argentina Sociedad Anónima Share Incentive Program (filed herewith).

4.4	Loma Negra Compañía Industrial Argentina Sociedad Anónima Share Incentive Program Subject to TSR (filed herewith).

5.1	Opinion of Marval O’Farrell Mairal with respect to the legality of the Common Stock being registered (filed herewith).

23.1	Consent of Pistrelli, Henry Martin y Asociados S.R.L., independent registered accounting firm for Loma Negra Compañía Industrial Argentina Sociedad Anónima (filed herewith).

23.2	Consent of Deloitte & Co. S.A., independent registered accounting firm for Loma Negra Compañía Industrial Argentina Sociedad Anónima (filed herewith).

23.3	Consent of Marval O’Farrell Mairal (included in Exhibit 5.1 to this Registration Statement) (filed herewith).

24.1	Power of Attorney (included on the signature page to this Registration Statement).

Item 9. Undertakings.

A. The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buenos Aires, Argentina, on the 29th day of October, 2021.

LOMA NEGRA C.I.A.S.A.

By:	/s/ Sergio D. Faifman
Name:	Sergio D. Faifman
Title:	Chief Executive Officer

By:	/s/ Marcos I. Gradin
Name:	Marcos I. Gradin
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Sergio D. Faifman and Marcos I. Gradin as attorney-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the U.S. Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the U.S. Securities Act of 1933 of ordinary shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to this Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments such Registration Statement (including post-effective amendments) and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title of Capacities	Date

/s/ Sergio D. Faifman Sergio D. Faifman	Chief Executive Officer (Principal Executive Officer) and Director	October 29, 2021

/s/ Marcos I. Gradin Marcos I. Gradin	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director	October 29, 2021

/s/ Flavio Mendes Aidar Flavio Mendes Aidar	Director	October 29, 2021

/s/ Paulo Diniz Paulo Diniz	Director	October 29, 2021

/s/ Diana Modino Diana Modino	Director	October 29, 2021

/s/ Sergio Daniel Alonso Sergio Daniel Alonso	Director	October 29, 2021

/s/ Javier Graña Javier Graña	Director	October 29, 2021

/s/ Carlos Boero Hughes Carlos Boero Hughes	Director	October 29, 2021

/s/ Livio Hagime Kuze Livio Hagime Kuze	Director	October 29, 2021

Cogency Global Inc.
as Authorized Representative in		October 29, 2021
the United States

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President